SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 29, 2011, is executed by and among LAWSON PRODUCTS, INC., a Delaware corporation (“Lawson”), which has its chief executive office located at 1666 E. Touhy Avenue, Des Plaines, Illinois 60018, various subsidiaries of Lawson listed on the signature pages hereto (Lawson and the subsidiaries are referred to collectively herein as the “Borrower” or the “Borrowers”), THE PRIVATEBANK AND TRUST COMPANY both as a lender and as agent (in such capacity, the “Agent”), for itself and all other lenders from time to time a party hereto (“Lenders”), located at 120 South LaSalle Street, Chicago, Illinois 60603-3400, and the Lenders.

WHEREAS, the Agent, Lawson and certain subsidiaries of Lawson (together with Lawson, collectively, the “Original Borrowers”), entered into a Credit Agreement, dated as of August 21, 2009, among the Original Borrowers, the Agent and the Lenders, and on December 2, 2009, Lawson Products, Inc., an Illinois corporation and newly-formed wholly-owned subsidiary of Lawson (“Lawson IL”), became a party to such agreement as a Borrower (herein, as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, the Borrowers consummated an internal reorganization pursuant to which several of the Borrowers were merged into Lawson IL and assets of certain of the Borrowers were transferred among the Borrowers; and

WHEREAS, the Borrowers, the Lenders and the Agent entered into a Consent, Waiver and First Amendment to Credit Agreement dated as of December 31, 2009; and

WHEREAS, the Borrowers, the Lenders and the Agent entered into a Second Amendment to Credit Agreement dated as of January 29, 2010; and

WHEREAS, the Borrowers, the Lenders and the Agent entered into a Consent Waiver and Third Amendment to Credit Agreement dated as of September 1, 2010 with respect to the sale of certain assets and liabilities of Assembly Component Systems, Inc., an Illinois corporation, during the third quarter of Lawson’s fiscal 2010; and

WHEREAS, the Borrowers, the Lenders and the Agent entered into a Consent, Waiver and Fourth Amendment to Credit Agreement dated as of December 10, 2010 with respect to the sale of all or substantially all of the assets of Rutland Tool and Supply Co., a Nevada corporation; and

WHEREAS, the Borrowers, the Lenders and the Agent entered into a Fifth Amendment to Credit Agreement dated as of September 30, 2011; and

WHEREAS, the Borrowers, the Lenders and the Agent wish to enter into this Amendment to amend the Credit Agreement to give effect to the provisions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained in this Amendment, the parties hereto hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Credit Agreement, and the Credit Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Credit Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect and the provisions thereof shall be binding on the parties hereto.

2. Amendments to the Credit Agreement. The parties hereto hereby amend the Credit Agreement, effective as of the date hereof as follows:

(a)	The definition of “Consolidated EBITDA” stated in Section 1.1 of the Credit Agreement is amended in its entirety to state the following:

“Consolidated EBITDA” shall mean, for any period, (a) the sum for such period of Consolidated Net Income, plus (b) depreciation and amortization expense deducted in the determination of such Consolidated Net Income, plus (c) Consolidated Interest Expense deducted in the determination of such Consolidated Net Income, plus (d) federal and state income taxes as determined in accordance with GAAP and deducted in the determination of the amount of such Consolidated Net Income, plus (e) non-recurring expenses related to the relocation of the corporate headquarters and the distribution/packing centers and employee severance charges not to exceed $8,000,000 in the aggregate for 2012, plus (f) non-cash expenses under SFAS 123R, and less (or plus) (g) any items of gain (or loss) which are extraordinary or non-recurring items as defined in GAAP to the extent reflected in the determination of such Consolidated Net Income.

(b)	Section 8.3(a) of the Credit Agreement is amended in its entirety to state the following:

Commencing with the measurement as of December 31, 2011 Lawson and its Subsidiaries’ Consolidated EBITDA shall not be below the following amounts measured at the end of the period for each measurement period set forth below:

Measured at End of Period	Minimum Consolidated EBITDA	Measurement Period

Fourth Quarter 2011	($5,000,000)	Quarter ending on the measurement date

First Quarter 2012	($2,500,000)	Quarter ending on the measurement date

Second Quarter 2012	$2,000,000	Quarter ending on the measurement date

Third Quarter 2012	$3,000,000	Quarter ending on the measurement date

(c)	Section 8.3(d) of the Credit Agreement is amended in its entirety to state the following:

Commencing at the end of Borrowers’ fiscal year 2012, the Borrowers’ trailing four-quarter consolidated Debt Service Coverage Ratio measured quarterly shall not be less than or equal to 1.10:1.00, and commencing as of March 31, 2013 and at the end of each fiscal quarter thereafter, the Borrowers’ trailing four quarter consolidated Debt Service Coverage Ratio shall not be less than or equal to 1.20:1.00.

3. Representations and Warranties.

(a)	The representations and warranties set forth in Section 7 of the Credit Agreement shall be deemed remade and affirmed by the Borrowers in all material respects, as of the date hereof; provided that representations and warranties referencing a particular date other than a general date of execution shall be true and correct as of such date; provided, further, that any and all references to the Credit Agreement in such representations and warranties shall be deemed to include this Amendment.

(b)	The Borrowers represent and warrant that no Event of Default has occurred and is continuing.

4. Fees and Expenses. Upon execution of this Amendment, the Borrowers shall pay the Agent a nonrefundable amendment fee of $10,000 which shall be fully earned by Agent as of the date of this Amendment. In addition, the Borrowers shall pay or reimburse the Agent for all reasonable costs and expenses, including, without limitation, legal expenses and reasonable attorneys’ fees (for outside counsel) incurred by the Agent, or for which the Agent becomes obligated, in connection with the negotiation, preparation, and closing of this Amendment.

5. Delivery of Documents/Information. This Amendment shall be effective on the date hereof upon receipt by Agent of the last of the following: (i) a fully executed copy of this Amendment, and (ii) Borrowers’ payment to Agent of the amendment fee and all invoiced fees and expenses.

6. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Credit Agreement and each of the Loan Documents shall remain in full force and effect. The Borrowers have heretofore executed and delivered to the Agent certain Loan Documents and the Borrowers hereby acknowledge and agree that, notwithstanding the execution and delivery of this Amendment, the Loan Documents remain in full force and effect after giving effect to the amendments set forth in this Amendment and the rights and remedies of the Agent and the Lenders thereunder, the obligations of each Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall affect or impair the priority of the liens and security interests created and provided for in the Loan Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment and which remains secured thereby after giving effect to this Amendment. Any and all references to the Credit Agreement in each of the Loan Documents shall be deemed to refer to and include this Amendment.

7. Headings. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of the Amendment.

8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Amendment.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Sixth Amendment to Credit Agreement)

IN WITNESS WHEREOF, the Borrowers, the Agent and each Lender have executed this Amendment as of the date first above written.

BORROWERS:
LAWSON PRODUCTS, INC., a Delaware corporation By: \Ronald J. Knutson	LAWSON PRODUCTS, INC., an Illinois corporation By: \Ronald J. Knutson

Name: Ronald J. Knutson Its: Senior Vice President and Chief Financial Officer	Name: Ronald J. Knutson Its: Senior Vice President and Chief Financial Officer
DRUMMOND AMERICAN LLC, an Illinois limited liability company By: \Ronald J. Knutson	CRONATRON WELDING SYSTEMS LLC, a North Carolina limited liability company By: \Ronald J. Knutson

Name: Ronald J. Knutson Its: Senior Vice President and Chief Financial Officer	Name: Ronald J. Knutson Its: Senior Vice President and Chief Financial Officer
AUTOMATIC SCREW MACHINE PRODUCTS COMPANY, INC., an Alabama corporation By: \Ronald J. Knutson

Name: Ronald J. Knutson Its: Senior Vice President and Chief Financial Officer

(Signature Page to Sixth Amendment to Credit Agreement)
AGENT:
THE PRIVATEBANK AND TRUST COMPANY By: \Thomas G. Esky

Name: Thomas G. Esky

Its: Managing Director

LENDER:
THE PRIVATEBANK AND TRUST COMPANY By: \Thomas G. Esky

Name: Thomas G. Esky

Its: Managing Director